Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street,
Rockland, MA 02370

Contacts:

Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660

Robert Cozzone
Chief Financial Officer and Treasurer
(781) 982-6723

FOR IMMEDIATE RELEASE

INDEPENDENT BANK CORP.
ANNOUNCES 8% INCREASE IN QUARTERLY DIVIDEND

Rockland, MA (March 19, 2015) - The Board of Directors of Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced a $0.26 per share dividend which will be payable on April 10, 2015, to stockholders of record as of the close of business on March 30, 2015.

Independent Bank Corp. has approximately $7.0 billion in assets and is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Rockland Trust offers a wide range of banking, investment, and insurance services to businesses and individuals through retail branches, commercial lending offices, investment management offices, and residential lending centers located in Eastern Massachusetts and Rhode Island, as well as through telephone banking, mobile banking, and the Internet. Rockland Trust, which was named to Sandler 2014 Sm-All Stars list of top performing small-cap banks and thrifts in the country, is an FDIC Member and an Equal Housing Lender. To find out why Rockland Trust is the bank “Where Each Relationship Matters ®”, please visit www.rocklandtrust.com.